EXHIBIT 23

               Consent of Castaing, Hussey, Lolan & Dauterive
                       INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-10647) of our report dated January 29, 1999 appearing in the Annual Report on Form 10-K of Acadiana Bancshares, Inc. and Subsidiary for the year ended December 31, 1998.


/s/ Castaing, Hussey, Lolan & Dauterive, LLP

New Iberia, Louisiana
June 21, 1999